FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Chembio Diagnostics, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file) C11843-1999
2. Registered Agent Acceptance:	[X] Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) [X] Appoints New Agent (complete section 5) [ ] Update Represented Entity Acting as Registered Agent (complete sections 5) [ ] Update Registered Agent Name (complete sections 4 & 5) [ ] Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)	Capitol Corporate Services, Inc. Name of Registered Agent **OR** Title of Office or Position with Entity 202 South Minnesota Street — Street Address; Carson City — City; Nevada; 89703 — Zip Code Mailing Address (if different from street address); City; Nevada; Zip Code
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title or position and address below) C T Corporation Name of Registered Agent **OR** Title of Office or Position within Entity 701 South Carson Street, Suite 200 — Street Address; Carson City — City; Nevada; 89701 — Zip Code Mailing Address (If different from street address); City; Nevada; Zip Code
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Candice Pignataro, Assistant Secretary — 3/13/2023 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date
8. Signature of Represented Entity: (Required)	X [signature] — 3/14/23 **Authorized Signature On Behalf of the Entity** — Date

FEE: $60.00

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☒ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☒ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 1 and Article 4 have been amended and restated, Article 5 has been amended and restated as Article 2, Article 8 has been amended and restated as Article 3, and Article 12 has been amended and restated as Article 5. Articles 2, 3, 6, 7, 9, 10, 11, 13 have been deleted. (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: Richard L. Eberly C67556C707A0494 Signature of Officer or Authorized Signer — Title: CEO X DocuSigned by: Lawrence J. Steenvoorden Signature of Officer or Authorized Signer — Title: CFO *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please find attached the Amended and Restated Articles of Incorporation of Chembio Diagnostics, Inc., attached hereto and made a part hereof.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHEMBIO DIAGNOSTICS, INC.

ARTICLE 1.
NAME

The name of the corporation is Chembio Diagnostics, Inc. (the "Corporation").

ARTICLE 2.
DIRECTORS

The members of the governing board of the Corporation are styled as directors. The Board of Directors shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

ARTICLE 3.
REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE 4.
AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the Corporation shall consist of one thousand (1,000) shares of common stock, $0.01 par value.

ARTICLE 5.
INDEMNIFICATION; EXCULPATION

The Corporation is authorized to indemnify and to advance expenses to each current, former or prospective director, officer, employee or agent of the Corporation to the fullest extent permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes, or any successor provision of Nevada law allowing greater indemnification or advancement of expenses. To the fullest extent permitted by Section 78.138 of the Nevada Revised Statutes or any successor provision of Nevada law, no director or officer shall be personally liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a Director or officer. No amendment to, or modification or repeal of, this Article 5 shall adversely affect any right or protection of a director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal. In the event of any conflict between Article 5 hereof and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of Article 5 shall control.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Chembio Diagnostics, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file) C11843-1999
2. Registered Agent Acceptance:	☒ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☒ Appoints New Agent (complete section 5) ☐ Update Represented Entity Acting as Registered Agent (complete sections 5) ☐ Update Registered Agent Name (complete sections 4 & 5) ☐ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)	Capitol Corporate Services, Inc. Name of Registered Agent **OR** Title of Office or Position with Entity Street Address: 202 South Minnesota Street; City: Carson City; Nevada; Zip Code: 89703 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) C T Corporation Name of Registered Agent **OR** Title of Office or Position within Entity Street Address: 701 South Carson Street, Suite 200; City: Carson City; Nevada; Zip Code: 89701 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Candice Pignataro, Assistant Secretary **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date: 3/13/2023
8. Signature of Represented Entity: (Required)	X [signature] **Authorized Signature On Behalf of the Entity** Date: 3/14/23

FEE: $60.00

This form must be accompanied by appropriate fees.